UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 1, 2013

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 8.01	Entry into a Material Definitive Agreement and Other Events.

On August 1, 2013, Save The World Air, Inc. (the “Company”) entered into an Equipment Lease/Option to Purchase Agreement (“Agreement” or “Lease”) with TransCanada Keystone Pipeline, L.P. by its agent TC Oil Pipeline Operations, Inc. (“TransCanada”), dated effective as of July 17, 2013. In accordance with the terms and conditions of the Agreement, TransCanada has agreed to lease, install, maintain, operate and test the effectiveness of the Company’s AOT technology and equipment (the “Equipment”) on one of TransCanada’s operating pipelines.

The Agreement provides for, among other things, the Company to deliver the Equipment to TransCanada, at TransCanada’s expense, to a location designated by TransCanada, by a date no later than January 13, 2014, and for the Equipment to be installed and placed in operation by TransCanada, at TransCanada’s expense, on a date estimated to be no later than March 1, 2014 (the “Commencement Date”). The initial term (the “Initial Term”) of the Agreement is six (6) months, commencing on the Commencement Date. On sixty (60) days’ written notice prior to the expiration of the Initial Term, TransCanada has an option to extend the Lease for an additional eighty-four (84) months (the “Extended Term”). The Agreement further provides that TransCanada, during the Initial Term and Extended Term, if any, shall have an option to purchase the Equipment for a fixed price during the Initial Term of $4,300,000, and a price during the Extended Term of the greater of $4,300,000 or fair market value. Lease payments shall commence on the Commencement Date and be made during both the Initial and Extended Terms of the Lease at the rate of $60,000 per month; provided however, that in the event the Equipment is removed from service at its initial location during the Initial Term, the monthly lease payments shall be reduced to $20,000 until the Equipment is placed back in service at its new location, at which time the Lease payments shall resume at $60,000 per month. The Agreement further provides that title and ownership of the Equipment shall remain at all times with the Company, unless purchased by TransCanada. During the Initial Term, either the Company or TransCanada may terminate the Agreement for any reason on ninety (90) days’ written notice.

The above description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is filed herewith:

Exhibit
Number	Description

10.1	Equipment Lease/Option to Purchase Agreement, dated effective as of July 17, 2013, between Save The World Air, Inc. and TransCanada Keystone Pipeline, L.P. by its agent TC Oil Pipeline Operations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 1, 2013

SAVE THE WORLD AIR INC.
By: /s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: CEO